UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 28, 2022, Scott Buckhout submitted his resignation from the Board of Directors (the “Board”) of CIRCOR International, Inc. (the “Company”), effective immediately. Mr. Buckhout’s resignation from Board was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices, the Company’s management, or the Board.

As previously disclosed on a Current report on Form 8-K filed on January 19, 2022, Mr. Buckhout stepped down from his position as President and Chief Executive Officer of the Company effective immediately. At the time, Mr. Buckhout and the Company were in the process of negotiating the material terms of Mr. Buckhout’s separation and release agreement.

On January 28, 2022, Mr. Buckhout and the Company entered into an Agreement and Release (the “Agreement”). Under the terms of the Agreement and in accordance with his previously disclosed severance agreement dated April 9, 2013 (the “Severance Agreement”), Mr. Buckhout will receive (a) $810,000, an amount equal to one year of his base salary, (b) $891,000, an amount equal to 100% of his annual target bonus, and (c) a lump sum, subject to certification by the Compensation Committee of the Board of Directors, of the amount earned under the Company’s 2021 Short Term Incentive Plan based on the Company’s actual performance against performance measures and weightings and Mr. Buckhout’s annual bonus target. In addition, pursuant to the Agreement the Company shall cause to vest 35,602 of Mr. Buckhout’s unvested restricted stock units (RSUs), while Mr. Buckhout forfeited 48,389 RSUs. Mr. Buckhout had 24,177 Performance-Based Restricted Stock Units (PSU’s) vest on December 31, 2021, with the final settled share amount to be determined based on company performance in accordance with the terms of the award agreement. His remaining PSUs were forfeited. The Severance Agreement also provides for the payment of up to 12 months of medical and dental COBRA coverage for Mr. Buckhout.

Under the Agreement, Mr. Buckhout will release the Company from any claims and liabilities. Additionally, the Amended and Restated Executive Change in Control Agreement entered into by Mr. Buckhout and the Company on August 6, 2020, is terminated as of January 19, 2022, and Mr. Buckhout shall have no further rights under that agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
February 3, 2022	/s/ Jessica W. Wenzell
Jessica W. Wenzell
General Counsel & Chief People Officer